Exhibit 12.1

Certification

I, Stéphane Richard, certify that:

1. I have reviewed this annual report on Form 20-F/A of Orange;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Orange as of, and for, the periods presented in this report;

/s/ Stéphane Richard

Name:    Stéphane Richard

Title:      Chairman and Chief Executive Officer

Paris, France

April 23, 2018